Exhibit 10.21

Anhui Province Bengbu City Emperor Ming Taizu Cultural
and Ecological Resort and Tourism Project Investment Agreement

Party A: Anhui Province Bengbu City Government
Party B:  Yida (Fujian) Tourism Group Co., Ltd.; and
Anhui Xingguang Investment Group Ltd.

Project:
Emperor Ming Taizu Cultural and Ecological Resort and Tourism Project, including recreational developments of Royal Hot Spring World, Royal Tour Town, Filial Piety Temple and Royal Hunting Garden.

Investment and Area:
Party B will form a limited liability company, with a total registered capital of 100,000,000 RMB to engage in construction and development.

The Ming Dynasty Entertainment World will be built on approximately 5,000 Mu of land.

Land Use Rights:
Refer to State-owned Land Use Rights Agreement.

Jurisdiction:
Law of China

Dispute:
If there is any dispute between the parties, both parties shall resolve the dispute through compromise settlement. If the parties cannot reach the settlement, then either party can resolve the dispute by the courts of Hefei City.

Date of the Agreement:
April 15, 2010